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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                               __________________


                                    FORM 8-K


                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported):  June 16, 1997




                          Evergreen Media Corporation
                         -----------------------------
                          (Exact Name of Registrant as
                             Specified in Charter)





 Delaware                                                    75-2247099
---------------                                             -------------------
(State or Other                                             (IRS Employer
Jurisdiction of                                             Identification No.)
Incorporation)



                         433 East Las Colinas Boulevard
                                   Suite 1130
                              Irving, Texas 75039
                         ------------------------------
                             (Address of Principal
                               Executive Offices)


                                 (972) 869-9020
                          ----------------------------
                            (Registrant's telephone
                          number, including area code)


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ITEM 2. Acquisition or Disposition of Assets

     On July 2, 1997, Evergreen Media Corporation ("Evergreen" and, together with its subsidiaries, the "Company") and Chancellor Broadcasting Company (together with its subsidiaries, "Chancellor") consummated the acquisition of all of the issued and outstanding capital stock of certain subsidiaries of Viacom International, Inc. ("Viacom"), for an aggregate purchase price of $1.075 billion in cash, plus working capital of approximately $20.7 million (collectively, the "Viacom Acquisition"). The subsidiaries acquired in the Viacom Acquisition own and operate ten radio stations in five major radio markets.

     The Viacom Acquisition was accomplished pursuant to a Joint Purchase Agreement (the "Joint Purchase Agreement"), dated February 19, 1997, among Evergreen, Evergreen Media Corporation of Los Angeles ("EMCLA"), Chancellor and Chancellor Radio Broadcasting Company ("CRBC"). Under the Joint Purchase Agreement, the parties thereto agreed that, should the Viacom Acquisition be consummated prior to the consummation of the transactions contemplated by the Agreement and Plan of Merger, dated February 19, 1997, as amended (the "Chancellor Merger Agreement"), among Evergreen, Chancellor and CRBC, the Company would acquire the Viacom subsidiaries that own and operate radio stations in the New York and Washington, D.C. markets for $595.0 million, plus working capital (the "Evergreen Viacom Acquisition"), and Chancellor would acquire the Viacom subsidiaries that own and operate radio stations in the Los Angeles, Chicago and Detroit markets for $480.0 million, plus working capital (the "Chancellor Viacom Acquisition"). The Viacom Acquisition was in fact accomplished prior to the consummation of the transactions contemplated by the Chancellor Merger Agreement, which the Company expects will be consummated later in the third quarter of 1997. The Viacom subsidiaries acquired by the Company in the Evergreen Viacom Acquisition own and operate radio stations WLTW-FM and WAXQ-FM in New York and WMZQ-FM, WJZW-FM, WBZS-AM and WZHF-AM in Washington, D.C. The Viacom subsidiaries acquired by Chancellor in the Chancellor Viacom Acquisition own and operate radio stations KYSR-FM and KIBB-FM in Los Angeles, WLIT-FM in Chicago and WDRQ-FM in Detroit.

     The Company borrowed under its senior credit facility with a syndicate of commercial banks and other institutional lenders to finance the Evergreen Viacom Acquisition. A copy of the Company's senior credit facility, listing the commercial banks and other institutional lenders thereto, has previously been filed with the Securities and Exchange Commission as Exhibit 4.10 to the Company's Current Report on Form 8-K, dated April 1, 1997 and filed on May 9, 1997.

     The aggregate purchase price for the Viacom Acquisition of $1.075 billion, plus working capital (the "Total Viacom Purchase Price"), was determined as a result of an arm's length negotiation between Viacom and the Company. The allocation between the Company and Chancellor of the Total Viacom Purchase Price pursuant to the Joint Purchase Agreement was determined as a result of arm's length negotiations between the Company and Chancellor in connection with the negotiations that resulted in the Chancellor Merger Agreement.

     The Viacom subsidiaries acquired by the Company own assets that constitute plant, equipment and other physical property used in the operation of radio stations and, subject to the radio station dispositions described below, will continue to be utilized by the Company for such purposes.

     To comply with multiple ownership limitations of the Federal Communications Commission, the Company and Chancellor are undertaking a series of radio station divestitures, which include the sale of certain radio stations acquired in the Viacom Acquisition -- namely, WJZW-FM, WBZS-AM and WZHF-AM in Washington, D.C. and WDRQ-FM in Detroit. The sales of WJZW-FM, WBZS-AM, WZHF-AM and WDRQ-FM remain pending.

     Financial statements for the subsidiaries acquired pursuant to the Evergreen Viacom Acquisition have previously been filed with the Securities and Exchange Commission on the Company's Current Report on Form 8-K, dated May 30, 1997 and filed June 4, 1997, and are incorporated herein by reference. Pro forma financial information pertaining to the Viacom Acquisition and certain of the Company's other pending transactions has been



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prepared and filed with the Securities and Exchange Commission on the Company's
Current Report on Form 8-K, dated May 27, 1997 and filed May 28, 1997.

ITEM 5. Other Events

     The Company deems the following information to be of importance to its security holders.

     Preferred Stock Placement

     As previously disclosed, on June 16, 1997, the Company consummated an offering of 5,500,000 shares of its $3.00 Convertible Exchangeable Preferred Stock (the "Convertible Preferred Stock") in a private placement transaction for gross proceeds of $275.0 million. On June 20, 1997, the initial purchasers of the Convertible Preferred Stock exercised an over-allotment option granted by the Company to acquire an additional 490,000 shares of the Convertible Preferred Stock for additional gross proceeds of $24.5 million. The aggregate net proceeds of the offering of Convertible Preferred Stock to the Company, before deducting fees and expenses, of approximately $289.0 million were used to repay borrowings outstanding under the Company's senior credit facility and subsequently were reborrowed as part of the financing of the Evergreen Viacom Acquisition. The offering of Convertible Preferred Stock has not been registered under the Securities Act of 1933, as amended, or any state securities or blue sky laws and the securities may not be offered or sold in the United States absent registration or an exemption from the registration requirements of such laws.

     Consummation of Sale of WPNT-FM, Chicago, Illinois

     On June 19, 1997, the Company consummated the sale of radio station WPNT-FM, Chicago, Illinois to Bonneville International Corporation and Bonneville Holding Company (collectively, "Bonneville") for $75.0 million in cash. The sale price of $75.0 million for WPNT-FM was determined as a result of an arms-length negotiation between the Company and Bonneville, which are unrelated parties. The previously announced sales of WLUP-FM in Chicago and KDFC-FM in San Francisco to Bonneville for $80.0 million in cash and $50.0 million in cash, respectively, are expected to be closed later in the third quarter of 1997.

     Agreement to Acquire KZPS-FM and KDGE-FM, Dallas, Texas

     On June 24, 1997, the Company entered into an agreement to acquire radio stations KZPS-FM and KDGE-FM, Dallas, Texas, from Bonneville for a total purchase price of $83.5 million in cash (including $8.35 million previously paid by the Company in escrow) (the "Bonneville Acquisition"). The Bonneville Acquisition will be financed through borrowings under the Company's senior credit facility. Upon the completion of the Bonneville Acquisition and the Company's previously-announced acquisition of KHKS-FM, Dallas, Texas from Pacific and Southern Company, Inc., a subsidiary of Gannett Company, the Company will have assembled a radio station cluster of three FM stations and one AM station in the Dallas market.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Financial Statements

         The Company has previously filed financial statements related to the Evergreen Viacom Acquisition on its Current Report on Form 8-K, dated May 30, 1997 and filed June 4, 1997 (the "May 30 Current Report"). The



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following financial statements, incorporated herein by reference, were filed on the May 30 Current Report. Page references below refer to page numbers in the May 30 Current Report.

Financial Statements of Business Acquired -- Riverside Broadcasting
Co., Inc. and WAXQ, Inc.:

   Independent Auditors' Report ..........................................   E-1

   Combined Balance Sheets of Riverside Broadcasting Co., Inc. and
      WAXQ Inc. as of December 31, 1996 and March 31, 1997
      (unaudited) ........................................................   E-2

   Combined Statements of Earnings of Riverside Broadcasting Co.,
      Inc. and WAXQ Inc. for the year ended December 31, 1996 and the
      three months ended March 31, 1996 and 1997 (unaudited) .............   E-3

   Combined Statements of Cash Flows of Riverside Broadcasting Co.,
      Inc. and WAXQ Inc. for the year ended December 31, 1996 and the
      three months ended March 31, 1996 and 1997 (unaudited) .............   E-4

   Notes to Combined Financial Statements ................................   E-5

Financial Statements of Business Acquired -- WMZQ Inc. and Viacom
Broadcasting East, Inc.:

   Independent Auditors' Report ..........................................   F-1

   Combined Balance Sheets of WMZQ Inc. and Viacom Broadcasting East,
      Inc. as of December 31, 1996 and March 31, 1997 (unaudited) ........   F-2

   Combined Statements of Earnings of WMZQ Inc. and Viacom
      Broadcasting East, Inc. for the year ended December 31, 1996
      and the three months ended March 31, 1996 and 1997 (unaudited) .....   F-3

   Combined Statements of Cash Flows of WMZQ Inc. and Viacom
      Broadcasting East, Inc. for the year ended December 31, 1996
      and the three months ended March 31, 1996 and 1997 (unaudited) .....   F-4

   Notes to Combined Financial Statements ................................   F-5


     (b) Pro Forma Financial Information

     Pro forma financial information for the Evergreen Viacom Acquisition, as well as certain other transactions, have been presented by the Company on its Current Report on Form 8-K, dated May 27, 1997 and filed May 28, 1997.

     (c) Exhibits

(r)  2.28  Stock Purchase Agreement by and between Viacom International, Inc.
              and Evergreen Media Corporation of Los Angeles, dated February 16,
              1997 (see table of contents for omitted schedule and exhibits).

(r)  2.31  Joint Purchase Agreement, by and among Chancellor Radio Broadcasting
              Company, Evergreen Media Corporation of Los Angeles and Evergreen
              Media Corporation, dated as of February 19, 1997.

(t)  4.10  Second Amended and Restated Loan Agreement dated as of April 25,
              1997 among Evergreen Media Corporation of Los Angeles, the financial institutions whose names appear as Lenders on the signature pages thereof (the "Lenders"), Toronto Dominion Securities, Inc., as
              Arranging Agent, The Bank of New York and Bankers Trust Company, as
              Co-Syndication Agents, NationsBank of Texas, N.A. and Union Bank of
              California, as Co-Documentation Agents, and Toronto Dominion
              (Texas), Inc., as Administrative Agent for the Lenders, together with certain collateral documents attached thereto as exhibits, including Assignment of Partnership Interests, Assignment of Trust
              Interests, Borrower's Pledge Agreement, Parent Company Guaranty,
              Stock Pledge Agreement, Subsidiary Guaranty and Subsidiary Pledge
              Agreement (see table of contents for list of omitted schedules and exhibits).

----------------

*    Filed herewith.

(r) Incorporated by reference to the identically numbered exhibit to the Company's Current Report on Form 8-K, dated February 16, 1997 and filed March 7, 1997.

(t) Incorporated by reference to the identically numbered exhibit to the Company's Current Report on Form 8-K, dated April 1, 1997 and filed May 9, 1997.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Evergreen Media Corporation



                                        By: /s/ Matthew E. Devine
                                           ------------------------------
                                           Matthew E. Devine
                                           Chief Financial Officer



Date: July 2, 1997




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